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EXHIBIT 12.1

               Computation of Ratios of Earnings to Fixed Charges
                             (Dollars in thousands)
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                                                                                                                    Nine Months
                                                                   Fiscal Year Ended                                  Ended
                                   -----------------------------------------------------------------------   ----------------------
                                   August 31    August 26     August 31      August 30      August 29          May 30      May 29
                                      1994         1995         1996           1997           1998              1998        1999
                                   ---------------------------------------------------------------------   ------------------------
Fixed charges:
  Interest expense                  $   8,913     $  9,237     $  9,455       $  9,235       $ 10,346        $  7,780    $  9,373
  Amortization of debt expense            933          957          720            661            681           1,098       1,295
  Rental expense included in
     fixed charges                      4,548        4,342        3,949          3,802          3,721           5,454       9,242
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Total fixed charges                 $  14,394     $ 14,536     $ 14,124       $ 13,698       $ 14,748        $ 14,332    $ 19,910
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Earnings:
  Pre-tax income (loss)             $ (14,556)    $ (5,672)    $ (1,066)      $   (921)      $  3,579        $ 11,021    $ 10,079
  Plus: fixed charges                  14,394       14,536       14,124         13,698         14,748          14,332      19,910
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Total earnings                      $    (162)    $  8,864     $ 13,058       $ 12,777       $ 18,327        $ 25,353    $ 29,989
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Ratio of earnings to fixed charges        n/a          n/a          n/a            n/a            1.2             1.8        1.5
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